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                                                                     EXHIBIT 1.4



                       200,000 TRUST PREFERRED SECURITIES


                               COMED FINANCING III

                               (A DELAWARE TRUST)


              6.35% TRUST PREFERRED SECURITIES (LIQUIDATION AMOUNT
                     OF $1,000 PER TRUST PREFERRED SECURITY)


                             UNDERWRITING AGREEMENT

                                                                  March 10, 2003

To the Representative named in
Schedule I hereto of the Underwriters
named in Schedule II hereto

Dear Sirs:

         1. Introductory. ComEd Financing III (the "Trust"), a Delaware statutory trust organized under the Statutory Trust Act (the "Delaware Act") of the State of Delaware (Chapter 38, Title 12, of the Delaware Code, 12 Del. Sections 3801 et seq.), and Commonwealth Edison Company, an Illinois corporation (the "Company" and, together with the Trust, the "Offerors"), propose to issue and sell from time to time Trust Preferred Securities. The Trust Preferred Securities will be issued by the Trust as 6.35% Trust Preferred Securities (liquidation amount of $1,000 per security) with the terms specified in Schedule I hereto representing undivided beneficial interests in the assets of the Trust (the "Preferred Securities"). The Preferred Securities will be guaranteed by the Company (the "Guarantee" and, together with the Preferred Securities, the "Offered Securities"), to the extent described in the Prospectus (as defined below), with respect to distributions and payments upon liquidation, redemption and otherwise pursuant to the Preferred Securities Guarantee Agreement (the "Preferred Securities Guarantee") to be dated as of the Closing Date (as defined below) between the Company and Wilmington Trust Company as Trustee (the "Guarantee Trustee"). The Offerors propose to sell to the underwriters named in
Schedule II hereto (the "Underwriters") for whom you are acting as Representative (the "Representative") 200,000 Offered Securities as set forth in
Schedule II hereto.

         The entire proceeds from the sale of the Offered Securities will be combined with the entire proceeds from the sale by the Trust to the Company of its common securities (the "Common Securities"), and will be used by the Trust to purchase $206,186,000 in aggregate principal amount of 6.35% Junior Subordinated Deferrable Interest Notes due March 15, 2033 (the "Subordinated Notes") issued by the Company. The Preferred Securities and the Common Securities will be issued pursuant to the Amended and Restated Declaration of Trust, to be dated as of the Closing Date (the "Declaration"), among the Company, as sponsor, J. Barry Mitchell, Thomas R. Miller and Kathryn M. Houtsma, as administrative trustees (the "Administrative

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Trustees"), Wilmington Trust Company, as property trustee (the "Property
Trustee") and as Delaware trustee (the "Delaware Trustee," and together with the Property Trustee and the Administrative Trustees, the "Trustees"). The Subordinated Notes will be issued pursuant to an indenture, dated as of September 1, 1995 (as heretofore supplemented and as supplemented by a Fourth Supplemental Indenture dated as of the date hereof (the "Supplemental Indenture"), the "Indenture"), between the Company and Wilmington Trust Company, as trustee (the "Debenture Trustee"). The Preferred Securities issued in book-entry form will be issued to Cede & Co. as nominee of The Depository Trust Company ("DTC") pursuant to a letter agreement, to be dated as of the Closing Date (the "DTC Agreement"), among the Trust, the Property Trustee and DTC.

                  The Offered Securities and the Subordinated Notes are hereinafter collectively referred to as the "Securities."

         2. Representations and Warranties of the Offerors. The Offerors jointly and severally represent and warrant to, and agree with, the Underwriters that:

                  (a) The Offerors have filed with the Securities and Exchange Commission (the "Commission") a shelf registration statement on Form S-3 (Registration Nos. 333-99363 and 333-99363-01) relating to (i) debt securities, first mortgage bonds and cumulative preference stock of the Company and (ii) trust preferred securities of the Trust and related guarantees of the Company (collectively, the "Registered Securities"), which include the Securities, and the offering thereof from time to time in accordance with Rule 415 under the Securities Act of 1933, as amended (the "Act"), and have filed such amendments thereto as may have been required to the date hereof. Such registration statement, as so amended, has been declared effective by the Commission. Such registration statement and the prospectus relating to the sale of the Registered Securities by the Company or the Trust constituting a part thereof, including all documents incorporated therein by reference, as from time to time amended or supplemented pursuant to the Act or the Securities Exchange Act of 1934, as amended (the "Exchange Act"), are referred to herein as the "Registration Statement," and the prospectus relating to the Registered Securities, including all documents incorporated therein by reference, as from time to time amended or supplemented pursuant to the Act or the Exchange Act, including by the Prospectus Supplement (as defined below), is referred to herein as the "Prospectus"; provided, however, that a supplement to the Prospectus relating to an offering of any Registered Securities, other than the Securities, shall be deemed to have supplemented the Prospectus only with respect to the offering of the other Registered Securities to which it relates. All documents filed by the Company with the Commission pursuant to the Exchange Act and incorporated by reference in the Registration Statement or the Prospectus, as aforesaid, are hereinafter referred to as the "Incorporated Documents."

                  (b) The Registration Statement, the Prospectus and the Indenture, at the time the Registration Statement became effective complied, as of the date hereof comply and as of the Closing Date (as hereinafter defined) will comply, in all material respects with the applicable requirements of the Act, the Exchange Act and the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"), and the rules and regulations of the Commission under such Acts; the Incorporated Documents, as of their respective dates of filing with the Commission, complied and will comply as to form in all material respects with the requirements of the Exchange Act and the rules and regulations of the Commission thereunder; the Registration Statement and any


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amendment thereof (including the filing of any annual report on Form 10-K), at the time it became effective, did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and the Prospectus, at the time the Registration Statement became effective did not, as of the date hereof does not and as of the Closing Date will not, contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the representations and warranties in this Section 1(b) shall not apply to (i) that part of the Registration Statement which constitutes the Statements of Eligibility and Qualification (Forms T-1 and T-2) under the Trust Indenture Act or (ii) statements in or omissions from the Registration Statement or the Prospectus made in reliance upon and in conformity with the Provided Statements (as defined below).

                  (c) PricewaterhouseCoopers LLP, the accountants who certified certain of the financial statements included or incorporated by reference in the Prospectus, are independent public accountants as required by the Act and the rules and regulations of the Commission thereunder.

                  (d) The financial statements included or incorporated by reference in the Prospectus present fairly in all material respects the financial position, results of operations and cash flows of the Company at the respective dates and for the respective periods specified and, except as otherwise stated in the Prospectus, such financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis during the periods involved. Neither the Company nor the Trust has any material contingent obligation which is not disclosed in the Prospectus.

                  (e) Except as set forth in or contemplated by the Prospectus, no material transaction has been entered into by the Company (otherwise than in the ordinary course of business) or the Trust and no materially adverse change has occurred in the condition, financial or otherwise, of the Company or the Trust, in each case since the respective dates as of which information is given in the Prospectus.

                  (f) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Illinois with corporate power and authority to own its properties and conduct its business as described in the Prospectus.

                  (g) Each significant subsidiary of the Company, as defined in Rule 1-02 of Regulation S-X of the Commission (each a "Significant Subsidiary"), has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation; all of the issued and outstanding capital stock of each Significant Subsidiary has been duly and validly issued and is fully paid and non-assessable; and all of the capital stock of each Significant Subsidiary is owned by the Company free and clear of any pledge, lien, encumbrance, claim or equity.

                  (h) Neither the Company nor any Significant Subsidiary is in violation of its articles or certificate of incorporation; the Trust is not in violation of the Declaration or its certificate of trust filed with the State of Delaware on September 5, 2002 (the "Certificate of


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Trust"); none of the Company, any Significant Subsidiary or the Trust is in
default in the performance or observance of any material obligation, agreement, covenant or condition contained in any mortgage or any material contract, lease, note or other instrument to which the Company, any Significant Subsidiary or the Trust is a party or by which any of them may be bound, nor is any of them materially in violation of any law, administrative regulation or administrative, arbitration or court order to which it is subject or bound, except in each case to such extent as may be set forth in the Prospectus; and the execution and delivery of this Agreement, the incurrence of the obligations herein set forth and the consummation of the transactions herein contemplated will not conflict with or constitute a breach of, or default under, the articles of incorporation or by-laws of the Company, the Declaration or Certificate of Trust or any mortgage, contract, lease, note or other instrument to which the Company, any Significant Subsidiary or the Trust is a party or by which the Company, any Significant Subsidiary or the Trust may be bound, or any law, administrative regulation or administrative, arbitration or court order to which it is subject or bound.

                  (i) The Company has filed with the Illinois Commerce Commission (the "ICC") a petition with respect to the issuance and sale of the Securities, the purchase of the Common Securities from the Trust and the Company's participation in the transactions otherwise contemplated by this Agreement or otherwise described in the Prospectus, and the ICC has issued its order authorizing and approving such transactions. No consent of or approval by any other public board or body or administrative agency, federal or state, is necessary to authorize the issuance and sale of the Securities, except as may be required under the blue sky laws of any jurisdiction in connection with the purchase and distribution of the Offered Securities by the Underwriters in the manner contemplated herein and in the Prospectus.

                  (j) There is no pending or threatened suit or proceeding before any court or governmental agency, authority or body or any arbitration involving the Company, any of its Significant Subsidiaries or the Trust required to be disclosed in the Prospectus which is not adequately disclosed in the Prospectus.

                  (k) This Agreement has been duly authorized, executed and delivered by each of the Offerors.

                  (l) The Declaration has been duly authorized by the necessary corporate action of the Offerors and, at the Closing Date, will have been duly executed and delivered by the Company and the Trustees, and assuming due authorization, execution and delivery of the Declaration by the Property Trustee and the Delaware Trustee, the Declaration will, at the Closing Date, constitute a legal, valid, binding instrument enforceable against the Company, the Trust and the Trustees in accordance with its terms, (subject, as to the enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, fraudulent transfer, moratorium or other laws affecting creditors' rights generally from time to time in effect and to general principles of equity).

                  (m) The franchise granted to the Company by the City Council of the City of Chicago under an ordinance effective January 1, 1992, is valid and subsisting and duly authorizes the Company to engage in the electric utility business conducted by it in such City; and the several franchises of the Company outside the City of Chicago are valid and subsisting


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and authorize the Company to carry on its utility business in the several communities, capable of granting franchises, located in the territory served by the Company outside the City of Chicago (with immaterial exceptions).

                  (n) The Company has good and sufficient title to all property described or referred to in the Company's Mortgage dated July 1, 1923, as amended and supplemented (the "Mortgage"), subject only to the lien of the Mortgage and permitted liens as therein defined (except as to property released from the lien of the Mortgage in connection with the sale or other disposition thereof, and certain other exceptions which are not material in the aggregate).

                  (o) The Trust has been duly created and is validly existing in good standing as a statutory trust under the Delaware Act with the power and authority to own property and to conduct its business as described in the Prospectus and to enter into and perform its obligations under this Agreement, the Offered Securities, the Common Securities and the Declaration; the Trust is duly qualified to transact business as a foreign company and is in good standing in any other jurisdiction in which such qualification is necessary, except to the extent that the failure to so qualify or be in good standing would not have a material adverse effect on the Trust; the Trust is not a party to or otherwise bound by any agreement other than those described in the Prospectus; the Trust is and will be classified for United States federal income tax purposes as a grantor trust and not as an association taxable as a corporation; and the Trust is and will be treated as a consolidated subsidiary of the Company pursuant to generally accepted accounting principles.

                  (p) At the Closing Date, the Preferred Securities will have been duly authorized for issuance and sale by the Trust and, when issued and delivered against payment of the consideration therefor as provided herein, will be validly issued and (subject to the terms of the Declaration) fully paid and non-assessable undivided beneficial interests in the Trust, and will be entitled to the benefits of the Declaration; the issuance of the Preferred Securities is not subject to preemptive or other similar rights of any securityholder of the Company or the Trust; and (subject to the terms of the Declaration) holders of Preferred Securities will be entitled to the same limitation of personal liability under Delaware law as extended to stockholders of private corporations for profit organized under the Delaware General Corporation Law; provided, that the holders of the Preferred Securities may be obligated, pursuant to the Declaration, to (i) provide indemnity and/or security in connection with, and pay taxes or governmental charges arising from, transfers or exchanges of Preferred Securities certificates and the issuance of replacement Preferred Securities certificates and (ii) provide security and indemnity in connection with requests of or directions to the Property Trustee to exercise its rights and remedies under the Declaration.

                  (q) The Preferred Securities Guarantee, including the Guarantee, has been duly authorized by the Company; at the Closing Date, the Preferred Securities Guarantee will have been duly executed and delivered by the Company and, assuming due authorization, execution and delivery of the Preferred Securities Guarantee by the Guarantee Trustee, will constitute a legal, valid, binding instrument, enforceable against the Company in accordance with its terms (subject, as to the enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, fraudulent transfer, moratorium or other laws affecting creditors' rights generally from time to time in effect and to general principles of equity).


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                  (r) The Common Securities have been duly authorized by the
Trust and, when issued and delivered by the Trust to the Company against payment therefor as described in the Prospectus, will be validly issued and (subject to the terms of the Declaration) fully paid and non-assessable undivided beneficial interests in the assets of the Trust; the issuance of the Common Securities is not subject to preemptive or other similar rights; and at the Closing Date all of the issued and outstanding Common Securities of the Trust will be directly owned by the Company free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity.

                  (s) The Indenture has been duly authorized, executed and delivered by the Company and constitutes a legal, valid, binding instrument, enforceable against the Company in accordance with its terms (subject, as to the enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, fraudulent transfer, moratorium or other laws affecting creditors' rights generally from time to time in effect and to general principles of equity).

                  (t) The issuance and sale of the Subordinated Notes have been duly authorized by the Company and, at the Closing Date, will have been duly executed by the Company and, when authenticated in the manner provided for in the Indenture and delivered against payment therefor as described in the Prospectus, will constitute the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms (subject, as to the enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, fraudulent transfer, moratorium or other laws affecting creditors' rights generally from time to time in effect and to general principles of equity); and the Subordinated Notes will be in the form contemplated by, and entitled to the benefits of, the Indenture.

                  (u) The Trust is not, and after giving effect to the offering and sale of the Preferred Securities, will not be, an "investment company" or an entity "controlled" by an investment company, as such terms are defined in the Investment Company Act of 1940, as amended.

                  (v) Each of the Administrative Trustees of the Trust is an employee of the Company or an affiliate of the Company and has been duly authorized by the Company to execute and deliver the Declaration; the Declaration has been duly executed and delivered by the Administrative Trustees and is a legal, valid, binding obligation of each Administrative Trustee, enforceable against such Administrative Trustee in accordance with its terms (subject, as to the enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, fraudulent transfer, moratorium or other laws affecting creditors' rights generally from time to time in effect and to general principles of equity).

                  (x) Except for changes contemplated by the Prospectus, the authorized, issued and outstanding capital stock of the Company is as set forth in the Prospectus.

                  (y) The descriptions in the Prospectus of this Agreement, the Declaration, the Preferred Securities, the Preferred Securities Guarantee, the Common Securities, the Indenture and the Subordinated Notes fairly summarize the matters therein described.


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                  Any certificate signed by any officer of the Company and
delivered to you or to counsel for the Underwriters in connection with the offering of the Offered Securities shall be deemed a representation and warranty by the Company to each Underwriter as to the matters covered thereby.

         3. Purchase, Offering and Delivery -- Closing Date. (a) Subject to the terms and conditions herein set forth, the Trust agrees to sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from the Trust at the purchase price set forth in Schedule I hereto, the number of Offered Securities set forth opposite each Underwriter's name in Schedule II hereto. It is understood that the Underwriters propose to offer the Offered Securities for sale to the public as set forth in the Prospectus Supplement, as hereinafter defined, relating to the Offered Securities. The time and date of delivery and payment shall be the time and date specified in Schedule I hereto; provided, however, that such time or date may be accelerated or extended by agreement between the Company and the Representative or as provided in Section 9 hereof. The time and date of such delivery and payment are herein referred to as the "Closing Date." Delivery of the Offered Securities shall be made to the Representative for the respective accounts of the several Underwriters against payment by the several Underwriters through the Representative of the purchase price thereof to or upon the order of the Trust by wire transfer payable in same-day funds to the account specified by the Trust. Delivery of the Offered Securities shall be made through the facilities of The Depository Trust Company.

         (b) As compensation to the Underwriters for their commitments hereunder and in view of the fact that the proceeds of the sale of the Offered Securities will be used to purchase Subordinated Notes of the Company, the Company hereby agrees to pay at the Closing Date, or the relevant date of delivery, as the case may be, to the Representative in immediately available funds, for the accounts of the several Underwriters, $10.00 per Offered Security to be delivered by the Trust hereunder at the Closing Date.

         (c) In accordance with Rule 15c6-1(d) promulgated under the Exchange Act, the Underwriters agree to the payment of funds and delivery of the Offered Securities in accordance with this Section 3 in lieu of that required by paragraphs (a) and (c) of Rule 15c6-1 under the Exchange Act.

         4. Agreements. The Offerors agree with the several Underwriters that:

                  (a) Promptly following the execution of this Agreement, the Offerors will cause the Prospectus, including as part thereof a prospectus supplement relating to the Offered Securities (the "Prospectus Supplement"), to be filed with the Commission pursuant to Rule 424 under the Act, and the Offerors will promptly advise the Representative when such filing has been made. Prior to such filing, the Offerors will cooperate with the Representative in the preparation of the Prospectus Supplement to assure that the Representative has no reasonable objection to the form or content thereof when filed.

                  (b) The Offerors will promptly advise the Representative (i) when any amendment to the Registration Statement shall have become effective,
(ii) of any request by the Commission for any amendment of the Registration Statement or amendment or supplement to


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the Prospectus or for any additional information, (iii) of the issuance by the
Commission of any stop order suspending the effectiveness of the Registration Statement or the institution or threatening of any proceeding for that purpose and (iv) of the receipt by either the Company or the Trust of any notification with respect to the suspension of the qualification of the Offered Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose. The Offerors will not file any amendment to the Registration Statement or amendment or supplement to the Prospectus unless the Offerors have furnished the Representative a copy for their review prior to filing and will not file any such proposed amendment or supplement without the consent of the Representative, which consent shall not be unreasonably withheld. The Offerors will use their best efforts to prevent the issuance of any such stop order and, if issued, to obtain as soon as possible the withdrawal thereof.

                  (c) If, at any time when a prospectus relating to the Offered Securities is required to be delivered under the Act, any event occurs as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it shall be necessary to amend or supplement the Registration Statement or the Prospectus to comply with the Act or the Exchange Act or the rules and regulations of the Commission under such Acts, the Offerors promptly will prepare and file with the Commission, subject to paragraph (b) of this Section 4, an amendment or supplement that will correct such statement or omission or an amendment or supplement that will effect such compliance.

                  (d) The Offerors shall take all reasonable action necessary to enable Standard & Poor's Ratings Services, a division of McGraw Hill, Inc. ("S&P"), Moody's Investors Service, Inc. ("Moody's") and Fitch Ratings ("Fitch") to provide their respective credit ratings of the Preferred Securities.

                  (e) The Offerors will cooperate with the Underwriters and use their reasonable commercial efforts to permit the Preferred Securities to be eligible for clearance and settlement through the facilities of DTC.

                  (f) The Trust will use the net proceeds received by it from the sale of the Preferred Securities and the Common Securities, and the Company will use the proceeds received by it from the sale of the Subordinated Notes, in the manner specified in the Prospectus under "Use of Proceeds".

                  (g) The Offerors will furnish without charge to (i) the Representative and counsel for the Underwriters a signed copy of the Registration Statement (but without exhibits incorporated by reference), as originally filed, all amendments thereto filed prior to the Closing Date, all Incorporated Documents (including exhibits, other than exhibits incorporated by reference) and the Statement on Form T-1 of the Debenture Trustee, (ii) each other Underwriter a conformed copy of the Registration Statement (but without exhibits), as originally filed, all amendments thereto (but without exhibits) and all Incorporated Documents (but without exhibits other than the Company's latest Annual Report to shareholders) and (iii) each Underwriter as many copies of the Prospectus, the Prospectus Supplement thereto and, so long as delivery of a prospectus or supplement thereto by an Underwriter or dealer may be required under the Act, any


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amendments thereof and supplements thereto (but without Incorporated Documents or exhibits), as soon as available and in such quantities as the Representative may reasonably request.

                  (h) The Offerors will arrange, if necessary, for the qualification of the Offered Securities for sale under the laws of such jurisdictions within the United States as the Representative may designate, provided, that in no event shall either of the Offerors be obligated to qualify to do business in any jurisdiction where it is not now so qualified or take any action that would subject it to service of process in suits (other than those arising out of the offering or sale of the Offered Securities) in any jurisdiction where it is not now so subject. The Offerors will maintain such qualifications in effect so long as required for the distribution of the Offered Securities. The Offerors will promptly advise the Representative of the receipt by the Offerors of any notification with respect to the qualification of the Offered Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose.

                  (i) The Company agrees to pay the costs and expenses relating to the following matters: (i) the preparation of the Prospectus and the issuance of the Securities; (ii) the preparation, printing or reproduction of the Prospectus and each amendment or supplement thereto; (iii) the printing (or reproduction) and delivery (including postage, air freight charges and charges for counting and packaging) of such copies of the Prospectus, and all amendments or supplements to it, as may be reasonably requested for use in connection with the offering and sale of the Offered Securities; (iv) the preparation, printing, authentication, issuance and delivery of certificates for the Preferred Securities and the Subordinated Notes, including any stamp or transfer taxes in connection with the original issuance and sale of the Preferred Securities and the Subordinated Notes; (v) the printing (or reproduction) and delivery of this Agreement, any blue sky memorandum and all other agreements or documents printed (or reproduced) and delivered in connection with the offering of the Offered Securities; (vi) any registration or qualification of the Offered Securities for offer and sale under the securities or blue sky laws of the several states (including filing fees and the reasonable fees and expenses of counsel for the Underwriters relating to such registration and qualification); (vii) the transportation and other expenses incurred by or on behalf of Company representatives in connection with presentations to prospective purchasers of the Offered Securities; (viii) the fees and expenses of the Company's accountants and counsel (including local and special counsel); (ix) the fees and expenses of any rating agencies rating the Preferred Securities and, if applicable, the Subordinated Notes; (x) the fees and expenses of the Property Trustee and the Guarantee Trustee; (xi) the fees and expenses of the Debenture Trustee; and (xii) all other costs and expenses incident to the performance by the Company or the Trust of its respective obligations hereunder.

                  (j) The Company will, if requested by the Representative, use its best efforts to cause the Preferred Securities to be listed on the New York Stock Exchange.

                  (k) During the period beginning from the date of this Agreement and continuing to and including the later of (i) the termination of trading restrictions on the Offered Securities, as notified to the Company by the Representative, and (ii) the Closing Date, neither the Company nor the Trust will offer, sell, contract to sell or otherwise dispose of capital securities, or the Subordinated Notes or any debt securities substantially similar (including provisions with respect to the deferral of interest) to the Subordinated Notes or any equity security substantially similar to the Preferred Securities (except for the Securities issued pursuant


                                       9
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to this Agreement) or enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Preferred Securities or the Subordinated Notes; provided, however, that the foregoing restrictions shall not apply to any disposal of the Subordinated Notes following any liquidation of the Trust; provided, further, that in no event shall the foregoing period extend more than fifteen calendar days from the date of this Agreement.

                  5. Conditions to the Obligations of the Underwriters. The obligations of the Underwriters to purchase and pay for the Offered Securities shall be subject to the accuracy of the representations and warranties on the part of the Offerors contained herein as of the date hereof and the Closing Date, to the accuracy of the statements of the Offerors made in any certificates pursuant to the provisions hereof, to the performance by the Offerors of their obligations hereunder and to the following additional conditions:

                  (a) No stop order suspending the effectiveness of the Registration Statement shall be in effect and no proceedings for that purpose shall then be pending before, or threatened by, the Commission.

                  (b) The Offerors shall have furnished to the Representative the opinion of Sidley Austin Brown & Wood, counsel for the Company, dated the Closing Date and addressed to the Representative, in form and substance satisfactory to the Representative and its counsel.

                  (c) The Offerors shall have furnished to the Representative the opinion of Richards, Layton & Finger, special counsel to the Offerors, dated the Closing Date and addressed to the Representative, in form and substance satisfactory to the Representative and its counsel.

                  (d) The Offerors shall have furnished to the Representative the opinion of Richards, Layton & Finger, counsel to Wilmington Trust Company, as Property Trustee under the Declaration, Debenture Trustee under the Indenture and Guarantee Trustee under the Preferred Securities Guarantee, dated the Closing Date and addressed to the Representative, in form and substance satisfactory to the Representative and its counsel.

                  (e) The Representative shall have received from Winston & Strawn, counsel for the Underwriters, such opinion or opinions, dated the Closing Date, with respect to the incorporation and legal existence of the Company; the Preferred Securities, the Declaration, the Indenture, the Preferred Securities Guarantee, this Agreement, the Prospectus and other related matters as the Representative may reasonably require, and the Offerors shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

                  (f) The Company shall have furnished to the Representative a certificate of the Company, signed by the Treasurer or Assistant Treasurer of the Company, and the Trust shall have furnished to the Representative a certificate of the Trust, signed by an Administrative Trustee of the Trust, each dated the Closing Date, to the effect that the signer of each such certificate has carefully examined the Prospectus, any amendment or supplement to the Prospectus and this Agreement and that:


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                           (i) the representations and warranties of the Company
         and the Trust, respectively, in this Agreement are true and correct in all material respects on and as of the Closing Date with the same effect as if made on the Closing Date, and the Company and the Trust, respectively, have complied with all the agreements and satisfied all the conditions on their respective parts to be performed or satisfied hereunder at or prior to the Closing Date;

                           (ii) since the date of the most recent financial statements included in the Prospectus (exclusive of any amendment or supplement thereto), there has been no material adverse change in the financial condition, business or properties of the Company and its subsidiaries, taken as a whole, or the Trust, respectively, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated by the Prospectus (exclusive of any amendment or supplement thereto); and

                           (iii) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been initiated or, to his or her knowledge, threatened by the Commission.

                  (g) On the date hereof and on the Closing Date, the Company shall have requested and caused PricewaterhouseCoopers LLP to furnish to the Representative letters, dated respectively the date hereof and the Closing Date, in form and substance satisfactory to the Representative.

                  (h) Subsequent to the date of this Agreement, or if earlier, the respective dates as of which information is given in the Registration Statement and the Prospectus, there shall not have been (i) any change or decrease specified in the letter referred to in paragraph (g) of this Section 5 or (ii) any change, or any development involving a prospective change, in or affecting the financial condition, business or properties of the Trust or the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Prospectus (exclusive of any amendment or supplement thereto) the effect of which, in any case referred to in clause (i) or (ii) above, is, in the sole judgment of the Representative, so material and adverse as to make it impractical or inadvisable to proceed with the public offering or delivery of the Offered Securities as contemplated by the Prospectus (exclusive of any amendment or supplement thereto).

                  (i) On the Closing Date, (i) the Preferred Securities shall be rated Baa2 by Moody's, BBB by S&P and BBB by Fitch, and the Offerors shall have delivered to the Representative evidence satisfactory to the Representative confirming that the Preferred Securities have such ratings, and (ii) subsequent to the date of this Agreement, there shall not have occurred a downgrading in the rating assigned to the Preferred Securities or any of the Company's first mortgage bonds or commercial paper by any "nationally recognized statistical rating agency", as that term is defined by the Commission for purposes of Rule 436(g)(2) under the Act, and no such securities rating agency shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of the Preferred Securities or any of the Company's other debt securities.

                  (j) Prior to the Closing Date, the Company shall have furnished to the Representative such further information, certificates and documents as the Representative may reasonably request.

                  If any of the conditions specified in this Section 5 shall not have been fulfilled in all material respects when and as provided in this Agreement, or if any of the opinions or certificates mentioned above or elsewhere in this Agreement shall not be in all material respects reasonably satisfactory in form and substance to the Representative and its counsel, this Agreement and all obligations of the Underwriters hereunder may be canceled at, or at any time prior to, the Closing Date by the Representative. Notice of such cancellation shall be given to the Company in writing or by telephone or facsimile confirmed in writing.

                  The documents required to be delivered by this Section 5 will be delivered at the office of counsel for the Company, at Sidley Austin Brown & Wood, 10 South Dearborn Street, Suite 5500, Chicago, Illinois 60603, on the Closing Date.

                  6. Conditions of Offerors' Obligation. The obligation of the Offerors to deliver the Offered Securities upon payment therefor shall be subject to the following conditions:

                  On the Closing Date, the order of the ICC referred to in subparagraph (i) of Section 2 hereof shall be in full force and effect substantially in the form in which originally entered; the Indenture shall be qualified under the Trust Indenture Act as and to the extent required by such act, and no stop order suspending the effectiveness of the Registration Statement shall be in effect and no proceedings for that purpose shall then be pending before, or threatened by, the Commission.

                  In case any of the conditions specified above in this Section 6 shall not have been fulfilled, this Agreement may be terminated by the Offerors by delivering written notice of termination to the Representative. Any such termination shall be without liability of any party to any other party except to the extent provided in Sections 7 and 8 hereof.

                  7. Reimbursement of Underwriters' Expenses. If the sale of the Offered Securities provided for herein is not consummated because any condition to the obligations of the Underwriters or the Offerors set forth in Section 5 and Section 6 hereof, respectively, is not satisfied because of any termination pursuant to Section 10 hereof, or because of any refusal, inability or failure on the part of the Offerors or either of them to perform any agreement herein or comply with any provisions hereof other than by reason of a default by any of the Underwriters, the Company will reimburse the Underwriters severally upon demand for all out-of-pocket expenses (including reasonable fees and disbursements of counsel) that shall have been incurred by them in connection with the proposed purchase and sale of the Offered Securities.

                  8. Indemnification and Contribution. (a) The Offerors jointly and severally agree to indemnify and hold harmless each Underwriter, the directors, officers, employees and agents of each Underwriter and each person who controls any Underwriter within the meaning of either the Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Act, the Exchange Act or other federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement as originally filed or in any amendment thereof, or in any preliminary prospectus or the Prospectus, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Offerors will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to either of the Offerors by or on behalf of any Underwriter through the Representative specifically for inclusion therein; provided, further, that the foregoing indemnity with respect to any untrue statement contained in or omission from any preliminary prospectus shall not inure to the benefit of any Underwriter (or any of the directors, officers, employees and agents of such Underwriter or any person controlling such Underwriter) from whom the person asserting any such loss, claim, damage or liability purchased any of the Offered Securities which are the subject thereof if such person did not receive a copy of the Prospectus (or the Prospectus as then amended or supplemented if either of the Offerors shall have furnished any amendments or supplements thereto), excluding the Incorporated Documents, at or prior to the confirmation of the sale of such Offered Securities to such person in any case where such delivery is required by the Act and the untrue statement or omission of a material fact contained in such preliminary prospectus was corrected in the Prospectus (or the Prospectus as so amended or supplemented if the Company shall have furnished any amendments or supplements thereto), and it is finally judicially determined that such delivery was required to be made under the Act and was not so made. This indemnity agreement will be in addition to any liability which either of the Offerors may otherwise have. The Company agrees to indemnify the Trust against all loss, liability claim, damage and expense whatsoever, as due from the Trust under Section 8(a) hereunder.

                  (b) Each Underwriter severally and not jointly agrees to indemnify and hold harmless the Offerors and each of their respective directors, officers, employees and agents, each Trustee of the Trust and each person who controls the Offerors within the meaning of either the Act or the Exchange Act, to the same extent as the foregoing indemnity from the Offerors to each Underwriter, but only with reference to written information relating to such Underwriter furnished to either of the Offerors by or on behalf of such Underwriter through the Representative specifically for inclusion in the documents referred to in the foregoing indemnity. This indemnity agreement will be in addition to any liability which any Underwriter may otherwise have. The Offerors acknowledge that the statements set forth in (i) the penultimate paragraph of the cover page of the Prospectus Supplement regarding the delivery of the Offered Securities, and (ii) under the heading "Underwriting" in the Prospectus Supplement, (A) the third paragraph related to concessions and discounts, (B) the fifth paragraph (beginning with the sentence "Prior to this offering there has been no public market for the preferred securities") and (C) the six, seventh and eighth paragraphs related to stabilization, over-allotments, syndicate covering transactions and penalty bids (collectively, the "Provided Statements"), constitute the only information furnished in writing by or on behalf of the Underwriters for inclusion in the

Registration Statement, any preliminary prospectus or the Prospectus (or in any amendment or supplement thereto).

                  (c) Promptly after receipt by an indemnified party under this
Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve it from liability under paragraph (a) or (b) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses; and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above. The indemnifying party shall be entitled to appoint counsel of the indemnifying party's choice at the indemnifying party's expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be satisfactory to the indemnified party. Notwithstanding the indemnifying party's election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest; (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party; (iii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action; or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding and (ii) does not include a statement as to, or an admission of, fault, culpability or a failure to act by or on behalf of an indemnified party.

                  (d) In the event that the indemnity provided in paragraph (a) or (b) of this Section 8 is unavailable or insufficient to hold harmless an indemnified party under section (a) or (b) above, then the Offerors and the Underwriters agree to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending same) (collectively "Losses") to which the Offerors and one or more of the Underwriters may be subject in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and by the Underwriters on the other from the offering of the Offered Securities. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Offerors and the Underwriters shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Offerors on the one hand and of the Underwriters on the other in connection with the statements or omissions which resulted in such Losses, as well as any other relevant equitable considerations. Benefits received by the Offerors shall be deemed to be equal to the total net proceeds from the offering (before deducting expenses) received by them, and benefits received by the Underwriters shall be deemed to be equal to the total purchase discounts and commissions in each case set forth on the cover of the Prospectus. Relative fault shall be determined by reference to, among other things, whether any untrue or any alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information provided by the Offerors on the one hand or the Underwriters on the other, the intent of the parties and their relative knowledge, information and opportunity to correct or prevent such untrue statement or omission; provided, however, that in no case shall any Underwriters (except as may be provided in any agreement among the Underwriters relating to the offering of the Offered Securities) be responsible for any amount in excess of the purchase discount or commission applicable to the Offered Securities purchased by such Underwriters hereunder; provided, further, that each Underwriter's obligation to contribute to Losses hereunder shall be several and not joint. The Offerors and the Underwriters agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this paragraph (d), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 8, each person who controls an Underwriter within the meaning of either the Act or the Exchange Act and each director, officer, employee and agent of an Underwriters shall have the same rights to contribution as such Underwriter, and each person who controls the Offerors within the meaning of either the Act or the Exchange Act and each officer, director, employee or agent of the Company and each Trustee of the Trust shall have the same rights to contribution as the Offerors, subject in each case to the applicable terms and conditions of this paragraph (d).

                  9. Default by an Underwriter. If any one or more Underwriters shall fail to purchase and pay for any of the Offered Securities agreed to be purchased by such Underwriter or Underwriters hereunder and such failure to purchase shall constitute a default in the performance of its or their obligations under this Agreement, the remaining Underwriters shall be obligated severally to take up and pay for (in the respective proportions which the number of Offered Securities set forth opposite their names in Schedule II hereto bears to the aggregate number of Offered Securities set forth opposite the names of all the remaining Underwriters) the Offered Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase, provided, however, that in the event that the aggregate number of Offered Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase shall exceed 10% of the aggregate number of the Offered Securities set forth in
Schedule II hereto, the remaining Underwriters shall have the right to purchase all, but shall not be under any obligation to purchase any, of the Offered Securities, and if such nondefaulting Underwriters do not purchase all the Offered Securities, this Agreement will terminate without liability to any nondefaulting Underwriter or the Offerors. In the event of a default by any Underwriter as set forth in this Section 9, the Closing Date shall be postponed for such period, not exceeding five business days, as the Representative shall determine in order that the required changes in the

Registration Statement and the Prospectus Supplement or in any other documents or arrangements may be effected. Nothing contained in this Agreement shall relieve any defaulting Underwriter of its liability, if any, to the Offerors or any nondefaulting Underwriter for damages occasioned by its default hereunder.

                  10. Termination. This Agreement shall be subject to termination in the absolute discretion of the Representative, by notice given to the Offerors prior to delivery of and payment for the Offered Securities, if at any time after the date hereof and prior to the delivery of and payment for the Offered Securities (i) trading in Exelon Corporation's common stock shall have been suspended by the Commission or the New York Stock Exchange or trading in securities generally on the New York Stock Exchange shall have been suspended or limited or minimum prices shall have been established on such Exchange; (ii) a banking moratorium shall have been declared either by federal or New York State authorities; (iii) a major disruption of settlements of securities or clearance services in the United States shall have occurred; or (iv) there shall have occurred any outbreak or escalation of hostilities, declaration by the United States of a national emergency or war or other calamity or crisis the effect of which on financial markets is such as to make it, in the sole judgment of the Representative, impracticable or inadvisable to proceed with the offering or delivery of the Offered Securities as contemplated by the Prospectus.

                  11. Representations and Indemnities to Survive. The respective agreements, representations, warranties, indemnities and other statements of the Offerors or their officers or Trustees and of the Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of the Underwriters or the Offerors or any of the officers, directors, trustees or controlling persons referred to in
Section 8 hereof, and will survive delivery of and payment for the Offered Securities. The provisions of Sections 7 and 8 hereof shall survive the termination or cancellation of this Agreement.

                  12. Notices. All communications hereunder will be in writing and effective only on receipt, and, if sent to the Representative, will be mailed, delivered or telefaxed to them at the address specified in Schedule I hereto, or, if sent to the Trust or the Company, will be mailed, delivered or telefaxed to Exelon Corporation, 10 South Dearborn Street, P.O. Box 805379, Chicago, Illinois 60680-5379, Attention: Vice President and Treasurer (fax no.:
(312) 394-5440) and confirmed to the General Counsel of Exelon Corporation (fax no.: (312) 394-2900).

                  13. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns and the officers, directors, trustees and controlling persons referred to in Section 8 hereof, and no other person will have any right or obligation hereunder. The term "successors and assigns" as used in this Agreement shall not include any purchaser, as such purchaser, of any of the Offered Securities from any of the Underwriters.

                  14. Representation of the Underwriters. The Representative represents and warrants to the Offerors that it is authorized to act as the representative of the Underwriters in connection with this financing, and the Representative's execution and delivery of this

Agreement and any action under this Agreement taken by such Representative will be binding upon all Underwriters.

                  15. Interpretation When No Representative. In the event no Underwriters are named in Schedule II hereto, the term "Underwriters" shall be deemed for all purposes of this Agreement to be the Representative or Representative named as such in Schedule I hereto, the principal amount of the Offered Securities to be purchased by any such Underwriter shall be that set opposite its name in Schedule I hereto and all references to the "Underwriters" shall be deemed to be the Representative or Representative named in Schedule I hereto.

                  16. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall constitute an original and all of which together shall constitute one and the same instrument.

                  17. Applicable Law. This Agreement will be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed within the State of New York.

                            [Signature page follows]

                  If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this Agreement and your acceptance shall represent a binding agreement between the Company, the Trust and each of the several Underwriters.

                                        Very truly yours,

                                        COMMONWEALTH EDISON COMPANY



                                        By: /s/ J. Barry Mitchell
                                           -------------------------------------
                                            Name:  J. Barry Mitchell
                                            Title: Vice President and Treasurer



                                        COMED FINANCING III



                                        By: /s/ Thomas R. Miller
                                           -------------------------------------
                                            Name:  Thomas R. Miller
                                            Title: Administrative Trustee



The foregoing Agreement is hereby
confirmed and accepted as of the
date first above written.

SALOMON SMITH BARNEY INC.



By: /s/ Howard Hiller
   -------------------------
   Name:  Howard Hiller
   Title: Managing Director


For itself and the other several
Underwriters named in Schedule II
hereto.

                                   SCHEDULE I

REPRESENTATIVE:   Salomon Smith Barney Inc.


NUMBER AND DESCRIPTION OF OFFERED SECURITIES:

         NUMBER:                         200,000


         PURCHASE PRICE:                 $199,814,000


         INTEREST RATE:                  6.35%


         INITIAL PUBLIC OFFERING
         PRICE:                          $199,814,000


         DEALER DISCOUNT:                .600%


         REALLOWANCE TO DEALERS:         .250%



SINKING FUND PROVISIONS:                 None

OTHER PROVISIONS:

         TIME AND DATE OF DELIVERY AND PAYMENT:

               TIME AND DATE --- 8:00 AM CST
                                 March 17, 2003

         PLACE OF DELIVERY:

               DELIVERY ---      Sidley Austin Brown & Wood
                                 Bank One Plaza
                                 10 South Dearborn Street
                                 Chicago, Illinois 60603


                                   Schedule I

OFFICE FOR EXAMINATION OF OFFERED SECURITIES:

             Office of Sidley Austin Brown & Wood
             Bank One Plaza
             10 South Dearborn Street
             Chicago, Illinois 60603

SPECIFIED DATE PURSUANT TO SECTION 3 OF UNDERWRITING AGREEMENT:

             March 17, 2003

ADDRESS FOR NOTICES TO REPRESENTATIVE PURSUANT TO SECTION 12 OF UNDERWRITING
AGREEMENT:

             Salomon Smith Barney Inc.
             390 Greenwich Street
             New York, New York 10013
             Attention:  General Counsel
             Facsimile No.: (212) 816-7912


                                   Schedule I

                                   SCHEDULE II



                                                     NUMBER OF
NAME OF UNDERWRITER                             OFFERED SECURITIES
-------------------                             ------------------
Salomon Smith Barney Inc.                              120,000
Wachovia Securities, Inc.                               30,000
BNP Paribas Securities Corp.                            10,000
BNY Capital Markets, Inc.                               10,000
Credit Suisse First Boston LLC                          10,000
Loop Capital Markets, LLC                               10,000
Scotia Capital (USA) Inc.                               10,000

                                   Schedule II